Exhibit 12
                                                                      ----------


                                    Cytec Industries Inc.
                      Computation of Ratio of Earnings to Fixed Charges
                                (Dollar amounts in millions)

                                                             Three Months Ended March 31,
                                                         ------------------------------------
                                                                2008               2007
                                                         ------------------ -----------------

Earnings from continuing operations before income
 taxes, equity in
 earnings of associated companies, minority interest
  and cumulative
 effect of accounting change                              $           71.3   $          67.8
Add:
 Amortization of capitalized interest                                  0.6               0.6
 Fixed charges                                                        12.6              13.0
Less:
 Capitalized interest                                                 (0.5)             (0.6)
 Minority interest                                                    (0.5)             (0.1)
                                                         ------------------ -----------------

Earnings as adjusted                                      $           83.5   $          80.7

Fixed charges:
 Interest on indebtedness including amortized
  premiums, discounts and deferred financing costs (1)    $           11.1   $          11.7
 Portion of rents representative of the interest
  factor                                                               1.5               1.3
                                                         ------------------ -----------------

Fixed charges                                             $           12.6   $          13.0
                                                         ------------------ -----------------

Ratio of earnings to fixed charges                                     6.6               6.2
                                                         ------------------ -----------------

(1) Interest on FIN 48 liabilities are not included as they are recognized as part of income tax expenses.


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